UNLIMITED CONTINUING GUARANTY (Corporation, Individual, Proprietorship, Partnership)

Date: As of April 1, 2007

NAME	STATE OF INCORPORATION, IF APPLICABLE
ASTRONICS CORPORATION	New York
NO. AND STREET 130 Commerce Way
CITY, VILLAGE OR TOWN	COUNTY	STATE

East Aurora	Erie	New York	(GRANTOR)
LENDING OFFICE, DEPARTMENT, OR DIVISION

HSBC Bank USA, National Association	Commercial Banking Department
NO. AND STREET	CITY	STATE

One HSBC Center	Buffalo	New York	(BANK)

1.	Guaranty of Payment.

(a)
Guarantor hereby unconditionally guarantees the full and prompt payment to BANK when due, whether by acceleration or otherwise, of any and all Indebtedness (as hereinafter defined) of Luminescent Systems, Inc. (Debtor) to BANK.

(b)
As used in this Guaranty, “Indebtedness” shall mean any and all indebtedness and other liabilities of Debtor to BANK of every kind and character and all extensions, renewals and replacements thereof, including, without limitation, all unpaid accrued interest thereon and all costs and expenses payable as hereinafter provided: (i) whether now existing or hereafter incurred; (ii) whether direct, indirect, primary, absolute, secondary, contingent, secured, unsecured, matured or unmatured, by guarantee or otherwise; (iii) whether such indebtedness is from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred; (iv) whether such indebtedness was originally contracted with BANK or with another or others; (v) whether or not such indebtedness is evidenced by a negotiable or non-negotiable instrument or any other writing; and (vi) whether such indebtedness is contracted by Debtor alone or jointly or severally with another or others.

(c)
Guarantor acknowledges that valuable consideration supports this Guaranty, including, without limitation, any commitment to lend, extension of credit or other financial accommodation, whether heretofore or hereafter made by BANK to Debtor; any extension, renewal or replacement of any Indebtedness, any forbearance with respect to any Indebtedness or otherwise; any cancellation of an existing guaranty; any purchase of any of Debtor’s assets by BANK; or any other valuable consideration.

2.
BANK’s Costs and Expenses. Guarantor agrees to pay on demand all costs and expenses of every kind incurred by BANK: (a) in enforcing this Guaranty; (b) in collecting any Indebtedness from Debtor or Guarantor; (c) in realizing upon or protecting any collateral for this Guaranty or for payment of any Indebtedness; and (d) for any other purpose related to the Indebtedness or this Guaranty. “Costs and expenses” as used in the preceding sentence shall include, without limitation, the actual attorneys’ fees incurred by BANK in retaining counsel for advice, suit, appeal, any insolvency or other proceedings under the Federal Bankruptcy Code or otherwise, or for any purpose specified in the preceding sentence.

3.	Nature of Guaranty: Continuing, Absolute and Unconditional.

(a)
This Guaranty is and is intended to be a continuing guaranty of payment of the Indebtedness (irrespective of the aggregate amount thereof and whether or not the Indebtedness from time to time exceeds the amount of this Guaranty, if limited), independent of, in addition and without modification to, and does not impair or in any way affect, any other guaranty, indorsement, or other agreement in connection with the Indebtedness, or in connection with any other indebtedness or liability to BANK, or collateral held by BANK therefor or with respect thereto, whether or not furnished by Guarantor. This Guaranty and Guarantor’s obligations hereunder shall not be modified, terminated, impaired or in any way affected by the execution, delivery or performance by Guarantor, Debtor or any other person of any other guaranty, indorsement or other agreement or the delivery of collateral therefor. Until such time as the Indebtedness has been irrevocably paid in full. Guarantor waives any claim, remedy or other right which Guarantor might now have or hereafter acquire against Debtor or any other person that is primarily or contingently liable for the Indebtedness including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of BANK against Debtor or any collateral therefor which BANK now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute, or common law.

(b)
This Guaranty is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This Guaranty is intended by Guarantor to be the final, complete and exclusive expression of the agreement between Guarantor and BANK. Guarantor expressly disclaims any reliance on any course of dealing or usage of trade or oral representation of BANK including, without limitation, representations to make loans to Debtor or enter into any other agreement with Debtor or Guarantor. No modification or amendment of any provision of this Guaranty and no waiver of any right by BANK shall be effective unless in writing and signed by a duly authorized officer of BANK.

4.	Certain Rights and Obligations.

(a)
Guarantor authorizes BANK, without notice, demand or additional reservation of rights against Guarantor and without affecting Guarantor’s obligations hereunder, from time to time: (i) to renew, refinance, modify, subordinate, extend, increase, accelerate, or otherwise change the time for payment of, the terms of or the interest on the Indebtedness or any part thereof; (ii) to accept from any person or entity and hold collateral for the payment of the Indebtedness or any part thereof, and to exchange, enforce or refrain from enforcing, or release such collateral or any part thereof; (iii) to accept and hold any indorsement or guaranty of payment of the Indebtedness or any part thereof or any negotiable instrument or other writing intended by any party to create an accord and satisfaction with respect to the Indebtedness or any part thereof, and to discharge, terminate, release, substitute, replace or modify any such obligation of any such indorser or guarantor, or any person or entity who has given any security interest in any collateral as security for the payment of the Indebtedness or any part thereof, or any other person or entity in any way obligated to pay the Indebtedness or any part thereof, and to enforce or refrain from enforcing, or compromise or modify, the terms of any obligation of any such indorser, guarantor, person or entity; (iv) to dispose of any and all collateral securing the Indebtedness in any manner as BANK, in its sole discretion, may deem appropriate, and to direct the order or manner of such disposition and the enforcement of any and all indorsements and guaranties relating to the Indebtedness or any part thereof as BANK, in its sole discretion, may determine; and (v) to determine the manner, amount and time of application of payments and credits, if any, to be made on all or any part of any component or components of the Indebtedness (whether principal, interest, costs and expenses, or otherwise), including, without limitation, if this Guaranty is limited in amount, to make any such application to Indebtedness, if any, in excess of the amount of this Guaranty.

(b)
If any default shall be made in the payment of any Indebtedness, Guarantor hereby agrees to pay the same in full: (i) without deduction by reason of any setoff, defense or counterclaim of Debtor; (ii) without requiring protest, presentment or notice of non-payment or notice of default to Guarantor, to Debtor or to any other person; (iii) without demand for payment or proof of such demand; (iv) without requiring BANK to resort first to Debtor (this being a guaranty of payment and not of collection) or to any other guaranty or any collateral which BANK may hold; (v) without requiring notice of acceptance hereof or assent hereto by BANK; and (vi) without requiring notice that any Indebtedness has been incurred or of the reliance by BANK upon this Guaranty; all of which Guarantor hereby waives.

(c)
Guarantor’s obligation hereunder shall not be affected by any of the following, all of which Guarantor hereby waives: (i) any failure to perfect or continue the perfection of any security interest in or other lien on any collateral securing payment of any Indebtedness or Guarantor’s obligation hereunder; (ii) the invalidity, unenforceability, propriety of manner of enforcement of, or loss or change in priority of any such security interest or other lien; (iii) any taking, holding, continuation, collection, modification, leasing, impairment, surrender or abandonment of, or any failure to protect, preserve or insure, any such collateral; (iv) any delay in the exercise or waiver of, any failure to exercise, or any forbearance in the exercise of, any right or remedy of BANK or any person (including, without limitation, those remedies described in Section 4(c)(iii) of this Guaranty) against Guarantor, Debtor or any person or relating to the Indebtedness or any part thereof or the collateral therefore; (v) failure of Guarantor to receive notice of any intended disposition of such collateral; (vi) any defense arising by reason of the cessation from any cause whatsoever of liability of the Debtor including, without limitation, any failure, delay, waiver, forbearance, negligence or omission by BANK in enforcing its claims against the Debtor or any collateral therefor including, without limitation, any failure to make, prove, or vote any claim relating to the Indebtedness or any collateral therefor in any case or proceeding pursuant to the Federal Bankruptcy Code or any similar law, or any satisfaction of the Indebtedness or any part thereof by reason of the failure of BANK to recover against any collateral therefor or the failure of BANK to obtain a judgment for any deficiency; (vii) any release, settlement, composition, adjustment, compromise, replacement, cancellation, discharge, assignment, sale, exchange, conversion, participation or other transfer or disposition of any obligation of Debtor or of any collateral therfor; (viii) the invalidity or unenforceability of any of the Indebtedness; (ix) the creation of any security interest, lien or other encumbrance in favor of any person other than BANK; (x) any refusal or failure of BANK or any other person prior to the date hereof or hereafter to grant any additional loan or other credit accommodation to Debtor or BANK’s or any other party’s receipt of notice of such refusal or failure; (xi) any refusal or failure of BANK or any other person to provide to Guarantor any information relating to Debtor, any other guarantor, indorser, or any person or entity who has given any collateral as security for the payment of the Indebtedness or any information relating to Debtor’s or such guarantor’s, indorser’s, person’s or entity financial condition, business or assets, or if such information is provided, to provide such information completely and accurately; (xii) any change in the ownership or membership of Guarantor or Debtor; (xiii) the expiration of the period of any statute of limitations with respect to any lawsuit or other legal proceeding against Debtor or any person in any way related to the Indebtedness or a part thereof or any collateral therefor; or (xiv) any other thing or circumstance which might otherwise constitute a defense to Guarantor’s obligation hereunder.

5.	Intentionally Omitted.

6.
Guaranty of Performance. Guarantor also guarantees the full, prompt and unconditional performance of all obligations and agreements of every kind owed or hereafter to be owed by Debtor to BANK. Every provision for the benefit of BANK contained in this Guaranty shall apply to the guaranty of performance given in this paragraph.

7.
Termination. This Guaranty shall remain in full force and effect as to each Guarantor until the officer in charge of the Lending Office, Department or Division of BANK indicated above shall actually receive from such Guarantor written notice of its discontinuance, or notice of the death or judicial declaration of incompetency of such Guarantor; provided, however, this Guaranty shall remain in full force and effect thereafter until all indebtedness outstanding, or contracted or committed for (whether or not outstanding), before the receipt of such notice by BANK, and any extensions, renewals or replacements thereof (whether made before or after receipt of such notice), together with interest accruing thereon after such notice, shall be finally and irrevocably paid in full. Discontinuance of this Guaranty as to one Guarantor shall not operate as a discontinuance hereof as to any other Guarantor. Payment of all of the Indebtedness from time to time shall not operate as a discontinuance of this Guaranty, unless notice of discontinuance as above provided has theretofore actually been received by BANK. Guarantor agrees that, to the extent that Debtor makes a payment or payments to BANK on the Indebtedness, or BANK receives any proceeds of collateral to be applied to the Indebtedness, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or otherwise are required to be repaid to Debtor, its estate, trustee, receiver or any other party, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred, notwithstanding any contrary action which may have been taken by BANK in reliance upon such payment or payments. As of the date any payment or proceeds of collateral are returned, the statute of limitations shall start anew with respect to any action or proceeding by BANK against Guarantor under this Guaranty. Guarantor shall defend and indemnify BANK of and from any claim or loss under this paragraph including actual attorneys’ and paralegals’ fees and expenses in the defense of any such action or suit.

8.	Other Parties; Joint and Several Liability.

(a)
BANK shall have the right to discharge or release one or more of the undersigned from any obligation hereunder, in whole or in part, without in any way releasing, impairing or affecting its right against the other or others of the undersigned. The failure of any other person to sign this Guaranty shall not release or affect the obligations or liability of the undersigned.

(b)	If more than one party executes this Guaranty, the obligations of the undersigned hereunder shall be joint and several and the term “Guarantor” shall include each as well as all of them.

9.
Covenants. Until this Guaranty is terminated pursuant to Section 7 hereof, Guarantor will not, without the prior written consent of BANK, in each instance: (for the purpose of this Section 9 and the following Section 10, all capitalized terms used and not defined shall have the meanings given them in the Letter of Credit Reimbursement Agreement dated as of April 1, 2007 between Debtor and BANK (“Reimbursement Agreement”)):

(a)
Borrowed Money. Create, incur, assume or suffer to exist any liability for borrowed money except (i) to BANK or HSBC Bank Canada, (ii) indebtedness owed by a Subsidiary of Guarantor to Guarantor or to another Subsidiary of Guarantor or by Guarantor to any of its Subsidiaries, (iii) indebtedness which when aggregated with indebtedness of Debtor, Subsidiaries of Debtor and Subsidiaries of Guarantor, will not be in excess of $3,000,000 outstanding at any one time incurred for capital leases of fixed assets or fixed asset purchases, (iv) liabilities previously disclosed to BANK in the Credit Agreement between Guarantor and BANK dated as of January 5, 2007 (“Credit Agreement”) and (v) unsecured indebtedness that is subordinated to the Indebtedness of Guarantor to BANK under any of the Collateral Documents in a manner reasonably satisfactory to BANK.

(b)
Encumbrances. Create, incur, assume or suffer to exist any mortgage, lien, security interest, pledge or other encumbrance on any of its property or assets, whether now owned or hereafter owned or acquired, except in favor of BANK or a trustee for the benefit of BANK and except for (a) any lease of any asset as a lessor in the ordinary course of its business and without interference with the conduct of its business or operations, (b) any pledge or deposit made by Guarantor, or any Subsidiary of Guarantor in the ordinary course of its business (i) in connection with any workers’ compensation, unemployment insurance, social security or similar statute, regulation or other law or (ii) to secure the payment of any indebtedness, liability or obligation in connection with any letter of credit, bid, tender, trade or government contract, lease, surety, appeal or performance bond or statute, regulation or other law, or of any similar indebtedness, liability or obligation, not incurred in connection with the borrowing of any money or in connection with the deferral of the payment of the purchase price of any asset, (c) any attachment, levy or similar lien with respect to Guarantor, or any Subsidiary of Guarantor arising in connection with any action or other legal proceeding so long as (i) the validity of the claim or judgment secured thereby is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, (ii) adequate reserves have been appropriately established for such claim or judgment, (iii) the execution or other enforcement of such attachment, levy or similar lien is effectively stayed and (iv) neither such claim or judgment nor such attachment, levy or similar lien has a Material Adverse Effect, (d) any statutory lien in favor of the United States for any amount paid to Guarantor, or any Subsidiary of Guarantor as a progress payment pursuant to any government contract, (e) any statutory lien securing the payment of any tax, assessment, fee, charge, fine or penalty imposed by any government or political subdivision upon Guarantor, or any Subsidiary of Guarantor or upon any of its respective assets but not yet due to be paid (excluding any lien arising under ERISA), (f) any statutory lien securing the payment of any claim or demand of any materialman, mechanic, carrier, warehouseman, garageman or landlord against Guarantor, or any Subsidiary of Guarantor, but not yet due to be paid, (g) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or similar title exception or encumbrance affecting title to any real property of Guarantor, or any Subsidiary but not interfering with the conduct of its business or operations, (h) liens previously disclosed to BANK in the Reimbursement Agreement or in the Credit Agreement and (i) liens securing indebtedness permitted by Section 9(a)(iii) hereof.

(c)
Guaranties. Become a guarantor, surety or otherwise liable for the debts or other obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, or agreement for the furnishing of funds to any other Person through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person or otherwise, except (i) as an endorser of instruments for the payment of money deposited to its bank account for collection in the ordinary course of business, (ii) as related to this transaction, (iii) guaranties of indebtedness to BANK, and (iv) guaranties granted in the ordinary course of business by Guarantor in connection with ordinary course of business purchase or sale obligations of Subsidiaries under contracts for the purchase or sale of goods.

(d)
Sale of Assets. Convey, sell, transfer, lease, lease and buyback, or sell and lease back during the term of this Guaranty more than five percent (5%) in the aggregate of other property, assets or business of Guarantor and its Subsidiaries on a Consolidated basis, to any other Person except for the sales of inventory in the ordinary course of business, and sales of fixed assets no longer needed or in use.

(e)
Investments and Loans. Make or suffer to exist any investments in, or loans or advances to, any other person, firm or corporation, including, without limitation, loans or advances to members, shareholders, directors, officers or employees, except (i) investments in the form of obligations of the United States of America or any agency thereof, (ii) advance payments or deposits for purchases in the ordinary course of business, (iii) any existing investments in, or existing or future advances to, any Subsidiary of Guarantor, and (iv) investments which are classified as Cash or Cash Equivalents under GAAP.

(f)
Merger. Merge or consolidate with or into any other Person unless Guarantor is the entity surviving after the merger or consolidation, or enter into any joint venture or partnership with any other Person.

(g)
Disposal of Hazardous Substances. Suffer, cause or permit the Disposal of Hazardous Substances at any property owned, leased or operated by Guarantor, Debtor, or any Subsidiary of Guarantor or Debtor, except in the ordinary course of Guarantor’s or Debtor’s business, as applicable, and in accordance with applicable Environmental Laws.

(h)	Change Fiscal Year. Cause or permit a change of the fiscal year of Guarantor.

(i)	Financial Covenants.

(i)	Minimum Debt Service Coverage Ratio. Permit as of the end of each fiscal quarter, on a Rolling Four-Quarter Basis, Guarantor’s Debt Service Coverage Ratio to be less than 2.50 to 1.0.

(ii)	Maximum Debt-to-Worth Ratio. Permit as of the end of each fiscal year of Guarantor, the Consolidated Debt-to-Worth Ratio of Guarantor and its Subsidiaries to exceed 2.75 to 1.0.

(iii)
Minimum Interest Coverage Ratio. Permit as of the end of each fiscal quarter on a Rolling Four-Quarter Basis, the ratio of Guarantor’s EBITDA to Consolidated interest expense to be less than 4.00 to 1.00.

(iv)	Minimum Current Ratio. Permit as of the end of each fiscal year of Guarantor, the ratio of Guarantor’s Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.25 to 1.0.

(v)
Maximum Leverage Ratio. Permit as of the end of each fiscal quarter, the ratio of Guarantor’s Total Funded Debt as of the end of such fiscal quarter to EBITDA to exceed 2.50 to 1.0 on a Rolling Four-Quarter Basis.

(vi)
Capital Expenditures. Make or incur capital expenditures in Guarantor’s fiscal year 2007 in excess of $10,000,000, and in fiscal years 2008 and thereafter in excess of $5,000,000 in any one year, in each case in the aggregate for Guarantor and its Subsidiaries for such period.

10.	Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (individually, “Event of Default” or, collectively, “Events of Default”).

(a)
Covenants. Default in the observance of any of the covenants contained in Section 9 of this Guaranty, upon the occurrence thereof, or default in the observance of any other covenants or agreements of Guarantor contained in this Guaranty or in any other agreement with BANK, which is not remedied within thirty (30) days after notice thereof by BANK to Guarantor.

(b)
Voluntary Insolvency Proceedings. If Guarantor or any Subsidiary of Guarantor (i) shall file a petition or request for liquidation, reorganization, arrangement, adjudication as a bankrupt, relief as a debtor or other relief under the bankruptcy, insolvency or similar laws of the United States of America or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect; (ii) shall make a general assignment for the benefit of creditors; (iii) shall consent to the appointment of a receiver or trustee for Guarantor or any Subsidiary of Guarantor or any of Guarantor’s or any of its Subsidiaries’ assets, including, without limitation, the appointment of or taking possession by a “custodian” as defined in the federal Bankruptcy Code; (iv) shall make any, or send notice of any intended, bulk sale; or (v) shall execute a consent to any other type of insolvency proceeding (under the federal Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, or settlement of claims against or winding up of affairs of, Guarantor or any Subsidiary of Guarantor.

(c)
Involuntary Insolvency Proceedings. The appointment of a receiver, trustee, custodian or officer performing similar functions for Guarantor or any Subsidiary of Guarantor or any of Guarantor’s or any of its Subsidiaries’ assets, including, without limitation, the appointment of or taking possession by a “custodian” as defined in the federal Bankruptcy Code; or the filing against Guarantor or any Subsidiary of Guarantor of a request or petition for liquidation, reorganization, arrangement, adjudication as a bankrupt or other relief under the bankruptcy, insolvency or similar laws of the United States of America or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect; or the institution against Guarantor or any Subsidiary of Guarantor of any other type of insolvency proceeding (under the federal Bankruptcy Code or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Guarantor or any Subsidiary of Guarantor, and the failure to have such appointment vacated or such filing, petition or proceeding dismissed within ninety (90) days after such appointment, filing or institution.

(d)
Representations. If any certificate, statement, representation, warranty or financial statement furnished by or on behalf of Guarantor or any Subsidiary of Guarantor pursuant to or in connection with this Guaranty or as an inducement to BANK to enter into this Guaranty or any other lending agreement with Guarantor shall prove to have been false in any material respect at the time as of which the facts therein set forth were represented, or to have omitted any substantial contingent or unliquidated liability or claim against Guarantor or any Subsidiary required to be stated therein, or if on the date of the execution of this Guaranty there shall have been any materially adverse change in any of the facts disclosed by any such statement or certificate, which change shall not have been disclosed by Guarantor to BANK at or prior to the time of such execution.

(e)
Other Indebtedness and Agreements. The occurrence of an event of default under any other agreement between Guarantor and BANK including, without limitation, the Credit Agreement, any document executed in connection therewith, or default by the Guarantor in the performance of the Guarantor’s obligations under the Limited Continuing Guaranty dated as of July 1, 1999 between Guarantor and BANK (“Limited Guaranty”), or nonpayment by Guarantor or any Subsidiary of Guarantor of any indebtedness owing by Guarantor or any Subsidiary of Guarantor in an amount equal to or exceeding $1,000,000 when due (or, if permitted by the terms of the applicable document, within any applicable grace period), whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, or failure to perform any term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Guaranty or the Limited Guaranty) evidencing or securing or relating to any indebtedness owing by Guarantor or any Subsidiary of Guarantor in an amount equal to or exceeding $1,000,000 when required to be performed if the effect of such failure is to accelerate or to permit the holder to accelerate the maturity of such indebtedness.

(f)
Judgments. If any judgment or judgments (other than any judgment for which it is fully insured) against Guarantor or any Subsidiary of Guarantor in an aggregate amount in excess of $1,000,000 remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days after entry thereof.

11.
Effects of an Event of Default. Upon the happening of one or more Events of Default BANK shall have the right to proceed first and directly against Guarantor under this Guaranty without proceeding against Debtor or exhausting any other remedies BANK may have and without resorting to any security held by BANK as security for the Indebtedness.

12.	Miscellaneous.

(a)
“Debtor” and “Guarantor” as used in this Guaranty shall include: (i) any successor individual or individuals, association, partnership or corporation to which all or a substantial part of the business or assets of Debtor or Guarantor shall have been transferred including, without limitation, a debtor in possession under the Federal Bankruptcy Code; (ii) in the case of a partnership Debtor or Guarantor, any new partnership which shall have been created by reason of the admission of any new partner or partners therein or by reason of the dissolution of the existing partnership by voluntary agreement or the death, resignation or other withdrawal of any partner; and (iii) in the case of a corporate Debtor or Guarantor, any other corporation into or with which Guarantor or Debtor (if Debtor is a corporation) shall have been merged, consolidated, reorganized, or absorbed.

(b)
Without limiting any other right of BANK, whenever BANK has the right to declare any Indebtedness to be immediately due and payable (whether or not it has so declared), BANK at its sole election may set off against any of the Indebtedness that is then due and owing any and all moneys then owed to Guarantor by BANK in any capacity, and BANK shall be deemed to have exercised such right of setoff immediately at the time of such election even though any charge therefor is made or entered on BANK’s records subsequent thereto.

(c)
Guarantor’s obligation hereunder is to pay the Indebtedness in full when due according to its terms, and shall not be affected by any extension of time for payment by Debtor, any bar to the enforceability of the Indebtedness, or any limitation on the right to attorneys’ fees, resulting from any proceeding under the Federal Bankruptcy Code or any similar law. Guarantor’s obligation under this Guaranty shall also include payment of interest accrued on the Indebtedness before or after a filing of a petition under the bankruptcy laws and interest on, and principal of, loans made to the debtor in possession after the filing of such a petition by or against Debtor.

(d)
No course of dealing or usage of trade, and no oral or written representations or agreement, between Debtor or Guarantor and BANK, whether or not relied on or acted upon, and no act, delay or omission by BANK in exercising any right or remedy hereunder or with respect to any Indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The giving of notice or a demand by BANK at any time shall not operate as a waiver in the future of BANK’s right to exercise any right or remedy without notice or demand. BANK may remedy any default by Debtor under any agreement with Debtor or with respect to any Indebtedness in any reasonable manner, without waiving the default remedied and without waiving any other prior or subsequent default by Debtor. After Debtor’s failure to pay the Indebtedness in full, or any part thereof, BANK may exercise against Guarantor each right and remedy of a creditor against a principal debtor upon a past due liquidated obligation. All rights and remedies of BANK hereunder are cumulative.

(e)
BANK and Guarantor as used herein shall include the heirs, executors or administrators, or successors or assigns, of those parties. The rights and benefits of BANK hereunder shall, if BANK so directs, inure to any party acquiring any interest in the Indebtedness or any part thereof. If any right of BANK hereunder is construed to be a power of attorney, such power of attorney shall not be affected by the subsequent disability or incompetence of Debtor or Guarantor.

(f)
BANK’s rights and remedies under this Guaranty are assignable and any participation may be granted by BANK herein in connection with the assignment or granting of a participation by BANK in the Indebtedness or any part thereof.

(g)	Captions of the sections of this Guaranty are solely for the convenience of BANK and Guarantor, and are not an aid in the interpretation of this Guaranty.

(h)
GUARANTOR AGREES THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS GUARANTY MAY BE COMMENCED IN THE SUPREME COURT OF NEW YORK IN ERIE COUNTY, OR IN THE DISTRICT COURT OF THE UNITED STATES IN THE WESTERN DISTRICT OF NEW YORK, IN WHICH BANK HAS AN OFFICE, AND GUARANTOR WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED MAIL TO GUARANTOR AT THE ADDRESS SPECIFIED ABOVE, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OF NEW YORK OR THE UNITED STATES.

(i)
If any provision of this Guaranty is unenforceable in whole or in part for any reason, it shall be deemed modified to the extent necessary to make it or the applicable provision enforceable, or if for any reason such provision is not deemed modified, the remaining provisions shall continue to be effective.

(j)
Any payment or other act which results in the extension or renewal of the statute of limitations in connection with any action or proceeding against the Debtor relating to the Indebtedness, shall extend or renew the statute of limitations in connection with any action or other proceeding against Guarantor in connection with this Guaranty whether or not Guarantor had notice of, or consented to, such payment or act.

(k)
Any demand for payment against Guarantor made by BANK under this Guaranty shall be in writing and delivered in person or by first class registered or certified mail postage prepaid at Guarantor’s address first written above (or such other address of which Guarantor has notified BANK in writing), and shall be deemed received: (i) upon delivery, if delivered in person, and (ii) three business days after deposited in the mail or delivered to the post office, if mailed certified or registered mail.

(l)
This Guaranty and the transactions evidenced hereby shall be construed under the laws of New York State without regard to principles of conflicts of law (other than General Obligations Law provisions 5-1401 and 5-1402).

(m)
GUARANTOR AND BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY GUARANTOR AND BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THE GUARANTY OR THE TRANSACTIONS RELATED HERETO. GUARANTOR REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. GUARANTOR ACKNOWLEDGES THAT BANK HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

This Guaranty is unlimited in amount unless an amount is inserted in the space at the end of this paragraph. Only if an amount is so inserted, this Guaranty is limited to that amount (hereinafter referred to as the “Maximum Amount”), plus the sum of (a) all unpaid interest which accrues on the Maximum Amount until payment of the Maximum Amount in full, calculated at the rate provided for in any instrument, document or agreement evidencing or pertaining to the Indebtedness; (b) all costs and expenses payable pursuant to Section 2(a) of this Guaranty; and (c) an amount equal to a fraction of all costs and expenses payable pursuant to Sections 2(b), 2(c) and 2(d) of this Guaranty, the numerator of which fraction is the Maximum Amount and the denominator of which fraction is the sum of all outstanding Indebtedness (less any unpaid accrued interest thereon), if such Indebtedness is either (i) payable on demand by its terms and for which BANK has made demand for payment, or (ii) payable other than on demand by its terms and is presently due and owing, whether by maturity, acceleration or otherwise. Maximum Amount: Unlimited

ASTRONICS CORPORATION

By:
David C. Burney Vice President - Finance and Treasurer

STATE OF NEW YORK COUNTY OF ERIE	}	SS:

On this twenty-third day of April in the year 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared David  C. Burney, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public